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                                                                   EXHIBIT 10.27

                            FOURTEENTH AMENDMENT TO

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                   -----------------------------------------

     THIS AGREEMENT, entered into as of the 31st day of August, 1997, between JG INDUSTRIES, INC.("JG"), an Illinois corporation, GOLDBLATT'S DEPARTMENT STORES, INC. ("Goldblatt's"), an Illinois corporation (collectively, the "Employer"), and WILLIAM HELLMAN (the "Employee").

     WHEREAS, Employee has been employed by Employer in an executive capacity pursuant to an Amended and Restated Employment Agreement dated as of the first day of June, 1983, as amended (the "Employment Agreement"); and

     WHEREAS, Employer and Employee desire to further amend the Employment Agreement in certain respects as hereinafter stated;

     ACCORDINGLY, the Employment Agreement is hereby amended and restated in the following respect;

     1. New Termination Date. The Employment Period shall terminate on August 31, 1998.

     2. Base Compensation. Paragraph 3(a) is deleted in its entirety and the following is substituted in its place and stead:

     "(a) Base Compensation. He shall receive a salary for the Employment Period based upon an annual salary of $250,000 ("Base Compensation") payable in monthly or more frequent installments in accordance with Employer's remuneration policy respecting executives."
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     3.   Annuity Contracts. The provisions respecting Annuity Contracts set forth in paragraph 3 of the Thirteenth Amendment to the Employment Agreement shall be modified to provide that the monthly annuity payment shall be increased to $18,583.

     4. Effect of Amendment. All other paragraphs of the Employment Agreement, as heretofore amended, shall remain unchanged and shall continue in full force and effect.


     IN WITNESS WHEREOF, the Employee and the Employer have executed this Fourteenth Amendment to Amended and Restated Employment Agreement as of the date first above written.


                               /s/ William Hellman
                               -------------------
                                   William Hellman

                               JG INDUSTRIES, INC.

                               By:  /s/ Clarence Farrar
                                    -------------------
                               Its: President


                               GOLDBLATT'S DEPARTMENT STORES, INC.

                               By:  /s/ Lionel Goldblatt
                                    --------------------
                               Its:  Chairman